EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
MTI Technology Corporation:
We consent to the use of our report dated May 23, 2003, with respect to the consolidated statements of operations, stockholders’ equity (deficit) and cash flows of MTI Technology Corporation and subsidiaries and related schedule for the year ended April 5, 2003, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP

Costa Mesa, California
August 2, 2005